UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2008

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

NightHawk Radiology Holdings, Inc. (the “Company”) announced today that Mr. Tim Murnane has been appointed as the Company’s Executive Vice President and Chief Operating Officer to be effective on or around March 17, 2008. In connection with his appointment, Mr. Murnane and the Company entered into an employment agreement pursuant to which the Company will pay to Mr. Murnane an annual base salary equal to $375,000 and annual performance-based incentive compensation equal to up to 100% of Mr. Murnane’s base salary and a signing bonus of $75,000. In addition, pursuant to the employment agreement, the Company agreed to grant to Mr. Murnane a restricted stock unit grant of 30,000 shares and an option to purchase up to 125,000 shares of the Company’s stock, with the grants to be made effective and the exercise price of the option established in accordance with the Company’s equity grant practices. In addition, the Company agreed to grant to Mr. Murnane an additional option covering 100,000 shares at the first meeting of the Board of Directors following Mr. Murnane’s one-year anniversary with the Company. The employment agreement also provides Mr. Murnane with a severance package equal to 12 months of base salary, a pro-rata amount of his bonus (based upon the timing of the termination) and twelve months of accelerated vesting on his equity grants in the event Mr. Murnane’s employment is terminated without Cause or if Mr. Murnane elects to resign for Good Reason (as each term is defined in the employment agreement).

As stated above, Mr. Murnane, 58, will be joining the Company as its Executive Vice President and Chief Operating Officer in March 2008. Prior to joining us, since 1995, Mr. Murnane has served as owner and operator of Bantry Holdings, Inc., a consulting company formed by Mr. Murnane to invest in and advise private growth companies on a broad range of operational matters. From 1992 through 1995, Mr. Murnane served as the President and Chief Operating Officer of The Medstat Group, a public health information company, where he was responsible for all aspects of Medstat’s operations. Prior to 1992, Mr. Murnane served in several different managerial roles, including President and Managing Officer, of Bank One Financial Card Services. Mr. Murnane received a B.A. from Williams College, an M.A. from Harvard University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

A press release announcing the appointment of Mr. Murnane as Executive Vice President and Chief Operating Officer was issued on February 25, 2008, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the employment agreement between the Company and Mr. Murnane dated February 19, 2008 is attached to this Current Report as Exhibit 10.42.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced by the Company on February 13, 2008, Mr. Timothy Mayleben has resigned from the Company’s Board of Directors (the “Board”) effective February 19, 2008. In connection with Mr. Mayleben’s resignation, the Board approved a reduction in the size of the Board from seven (7) members to six (6) members.

In addition, as previously announced by the Company on February 13, 2008, Mr. Mayleben has indicated that his resignation as the Company’s President & Chief Operating Officer will be effective as of February 29, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.42	Employment Agreement between the Company and Mr. Tim Murnane dated February 19, 2008

99.1	Press release dated February 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2008

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.42	Employment Agreement between the Company and Mr. Tim Murnane dated February 19, 2008

99.1	Press release dated February 25, 2008